Perficient®

# Q3 2014 Financial Results Presentation

Published on November 6th, 2014

S&P SmallCap 600

PRFT NASDAQ GLOBAL SELECT

Russell 2000® INDEX

Experts in delivering business-driven technology solutions

# Safe Harbor Statement

Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2014. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on management's current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2013, as updated by our Quarterly Report on From 10-Q for the quarter ended June 30, 2014. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

# Reconciliation of Adjusted GAAP Measures

The following table provides a reconciliation of Perficient, Inc. GAAP EPS to Adjusted GAAP EPS:

| | 2014 - Low end of adjusted goal | | 2014 - High end of adjusted goal | |
|---|---|---|---|---|
| Full Year GAAP EPS | $ 0.69 | | $ 0.71 | |
| Impact of non-GAAP items | $ 0.58 | (a) | $ 0.60 | (a) |
| Full Year Adjusted GAAP EPS | $ 1.27 | | $ 1.31 | |

(a) Adjusted GAAP items represent the impact of amortization expense, stock compensation, acquisition costs, and adjustments to fair value of contingent consideration, net of the related taxes, divided by fully diluted shares.

**Note further discussion and reconciliation of Perficient, Inc. Non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished November 6, 2014.**

**Safe Harbor Statement**

The adjusted GAAP and GAAP earnings per share goals for 2014 outlined above are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this report. These risks and uncertainties include, but not limited to, the impact of competitive services, client demand for our services and solutions and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, risks associated with managing organic and acquisition growth, credit risks associated with the Company's accounts receivable, the Company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the Company's ability to identify, compete for and complete strategic acquisition and partnership opportunities, and risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the most recent Form 10-K and Forms 10-Q.

Perficient

# Operating Metrics

| (In thousands) | THREE MONTHS ENDED SEPTEMBER 30 | | | NINE MONTHS ENDED SEPTEMBER 30 | | |
|---|---|---|---|---|---|---|
| | 2014 | 2013 | % Change | 2014 | 2013 | % Change |
| Revenues | $116,971 | $96,758 | 21% | $330,850 | $275,860 | 20% |
| Gross Profit<br>Margin | $39,537<br>33.8% | $33,863<br>35.0% | 17% | $108,843<br>32.9% | $89,975<br>32.6% | 22% |
| Services Gross Margin Excluding Stock Compensation & Reimbursable Expenses<br>Margin | $38,967<br>39.0% | $33,940<br>39.2% | 16% | $108,575<br>37.9% | $89,637<br>37.3% | 22% |
| EBITDA Excluding Stock Compensation<br>% of Revenue | $20,664<br>17.7% | $16,164<br>16.7% | 28% | $53,471<br>16.2% | $40,957<br>14.8% | 31% |
| Income from Operations<br>% of Revenue | $12,395<br>10.6% | $10,346<br>10.7% | 20% | $29,233<br>8.8% | $23,092<br>8.4% | 27% |
| Net Income<br>% of Revenue | $7,306<br>6.3% | $7,234<br>7.5% | 1% | $16,738<br>5.1% | $15,919<br>5.8% | 5% |
| Adjusted Net Income<br>% of Revenue | $12,166<br>10.4% | $10,070<br>10.4% | 21% | $31,015<br>9.4% | $25,716<br>9.3% | 21% |
| GAAP EPS | $0.22 | $0.23 | -4% | $0.51 | $0.50 | 2% |
| Amortization less tax effect | 0.08 | 0.03 | | 0.20 | 0.12 | |
| Stock compensation less tax effect | 0.07 | 0.06 | | 0.20 | 0.17 | |
| Acq costs/Accr earnout less tax effect | (0.00) | - | | 0.03 | 0.02 | |
| Adjusted EPS | $0.37 | $0.32 | 16% | $0.94 | $0.81 | 16% |

Perficient

# Operating Metrics

| (In thousands) | Q3 2014 | Q2 2014 | % change | Q3 2014 | Q3 2013 | % change |
|---|---|---|---|---|---|---|
| Services Revenue (excluding reimbursable expenses) | $99,975 | $98,316 | 2% | $99,975 | $86,568 | 15% |
| Hardware and Software Revenue | $12,192 | $13,913 | -12% | $12,192 | $5,620 | 117% |

| ABR | Q3 2014 | Q2 2014 |
|---|---|---|
| North American Employees | $150 | $146 |
| All Employees | $137 | $134 |

| Utilization | Q3 2014 | Q2 2014 |
|---|---|---|
| North American Employees | 78% | 78% |
| All Employees | 76% | 75% |

| Headcount | Q3 2014 | | Q2 2014 | |
|---|---|---|---|---|
| | Average | Ending | Average | Ending |
| North America Billable Employees | 1,481 | 1,513 | 1,450 | 1,514 |
| Subcontractors | 140 | 132 | 167 | 155 |
| Offshore Billable Employees | 224 | 222 | 222 | 229 |
| **Total Billable Headcount** | **1,845** | **1,867** | **1,839** | **1,898** |
| SG&A Headcount | 346 | 352 | 340 | 333 |
| **Total Headcount** | **2,191** | **2,219** | **2,179** | **2,231** |

# Industry Data

| Revenue by Industry (Top 10) | Q3 14 | Q2 14 | Q3 13 |
|---|---|---|---|
| Healthcare/Pharma/Life Sciences | **24%** | 25% | 25% |
| Financial Services/Banking/Insurance | **23%** | 21% | 16% |
| Retail | **8%** | 7% | 8% |
| Energy and Utilities | **8%** | 8% | 7% |
| Telecommunications | **7%** | 6% | 6% |
| Electronics & Computer Hardware | **6%** | 7% | 8% |
| Automotive & Transport Products | **6%** | 6% | 6% |
| Manufacturing | **4%** | 5% | 7% |
| Business Services | **3%** | 4% | 4% |
| Consumer Goods & Services | **3%** | 3% | 6% |

# Solution Data

| Revenue by Solution (Top 10) | Q3 14 | Q2 14 | Q3 13 |
|---|---|---|---|
| Business Analytics | **22%** | 19% | 13% |
| Portals/Collaboration | **14%** | 13% | 10% |
| Platform | **13%** | 13% | 5% |
| Custom Applications | **8%** | 9% | 19% |
| Commerce | **7%** | 5% | 6% |
| CRM | **7%** | 5% | 6% |
| Business Integration | **6%** | 14% | 18% |
| Content Management | **6%** | 9% | 9% |
| Business Process Management | **5%** | 3% | 3% |
| Management Consulting | **3%** | 4% | 3% |

# Platform Data

| Revenue by Platform | Q3 14 | Q2 14 | Q3 13 |
|---|---|---|---|
| IBM | **44%** | 41% | 49% |
| Microsoft | **16%** | 17% | 20% |
| Oracle | **10%** | 12% | 12% |
| Salesforce | **5%** | 5% | 2% |
| Open Source | **3%** | 3% | 2% |
| Other | **22%** | 22% | 15% |